                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               XEROX CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               PRELIMINARY COPY

                             THE DOCUMENT COMPANY
                                     XEROX

Xerox Corporation
800 Long Ridge Road
P.O. Box 1600
Stamford, Connecticut 06904

April 4, 1996

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Xerox Corporation to be held Thursday, May 16, 1996 at 10:00 a.m. at the Ritz-Carlton Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia. Your Board of Directors and Management look forward to greeting personally those shareholders able to attend.

At the Annual Meeting, in addition to the election of 12 directors and the election of KPMG Peat Marwick LLP as independent auditors for 1996, you are being asked to consider and approve an increase in the authorized shares of Common Stock of the Company, to adopt the 1996 Non-Employee Director Stock Option Plan, and to approve the Restricted Stock Plan For Directors. The Board of Directors unanimously recommends that you vote in favor of each of these proposals.

The Company has received one shareholder proposal that your Board believes is not in the best interest of the Company and its shareholders, and unanimously recommends a vote against this shareholder proposal.

Not standing for reelection as a director is Mr. Robert A. Beck, who having attained his 70th birthday since the last annual meeting is retiring from the Board under the Company's retirement policy. Mr. Beck has served 20 years as a member of our Board of Directors. We are deeply grateful to him for his many contributions to the success of our Company.

It is important that your shares be represented and voted at the Annual Meeting, regardless of whether or not you plan to attend in person. You are therefore urged to sign, date and mail the accompanying proxy card and return it promptly in the postage paid envelope provided.

For the Board of Directors,

/s/ Paul A. Allaire

Paul A. Allaire
Chairman and Chief Executive Officer

NOTICE OF ANNUAL SHAREHOLDERS' MEETING

The Annual Meeting of Shareholders of Xerox Corporation will be held at the Ritz-Carlton Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia, on Thursday, May 16, 1996, at 10:00 a.m. The purposes of the meeting will be to elect directors, to elect independent auditors for 1996, to approve an increase in the number of authorized shares of Common Stock of the Company, to adopt the proposed 1996 Non-Employee Director Stock Option Plan, to approve the Restricted Stock Plan For Directors, to act on one shareholder proposal described on pages 30 through 32, and to conduct any other business as may properly come before the meeting.

The Board of Directors has determined that holders of Common Stock, Class B Stock and Series B Convertible Preferred Stock of the Company at the close of business on March 27, 1996 will be entitled to notice of and to vote at the Annual Meeting.

We urge you to execute your proxy and return it in the enclosed envelope.

By order of the Board of Directors,

/s/ Eunice M. Filter
Eunice M. Filter
Secretary

April 4, 1996



 Whether you plan to attend the meeting or not, please fill in, sign, date and mail the accompanying proxy as soon as possible. An envelope, which requires no postage if mailed in the United States or Canada, is included for your convenience.

PROXY STATEMENT

The Board of Directors of Xerox Corporation (Company or Xerox) is requesting your proxy for the Annual Meeting of Shareholders on May 16, 1996, and any adjournments thereof. By executing and returning the enclosed proxy card, you authorize the three directors whose names are listed on the front of it to represent you and vote your shares in connection with the purposes set forth in the Notice of Annual Meeting. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.

If you attend the meeting, you may of course vote by ballot. But if you are not present, your shares can be voted only when represented by a properly executed proxy. In this case you have several choices.

 . You may vote on each proposal when returning the enclosed proxy card, in which case your shares will be voted in accordance with your choices.

 . You may indicate a preference to abstain on any proposal, in which case no vote will be recorded.

 . You may return a properly executed proxy, without indicating your voting preferences, in which case the proxies will vote your shares as follows: for election of the directors nominated by the Board of Directors; for election of KPMG Peat Marwick LLP as the Company's independent auditors for 1996; for an increase in the number of authorized shares of Common Stock of the Company from 350,000,000 to 1,050,000,000 shares; for adoption of the proposed 1996 Non-Employee Director Stock Option Plan and approval of the Restricted Stock Plan For Directors; and against the shareholder proposal regarding MacBride Principles.

You may revoke your proxy at any time, insofar as it has not been voted, by notifying the Corporate Secretary in writing.

Under the law of New York, the Company's state of incorporation, only votes cast "for" the election of directors or those cast "for" or "against" any other proposal will be counted in determining whether a nominee for director has been elected or whether any of the other proposals at this meeting have been approved. Abstentions, broker non-votes and votes withheld are not treated as votes cast at the meeting and will have the effect of a negative vote on Proposals 3 and 4, where the vote of the majority of outstanding shares is required. On the other proposals, they will have no effect on the outcome.

On March 27, 1996 the Company had outstanding xxx,xxx,xxx shares of common stock, 1,000 shares of Class B Stock, and x,xxx,xxx shares of Series B Convertible Preferred Stock, each of which is entitled to one vote on each proposal at the meeting. The Board of Directors has set the close of business on March 27, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the meeting.

PROPOSAL 1--ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been elected and shall have qualified. The 12 persons whose biographies appear on pages 5 through 11 have been proposed by the Board of Directors based on a recommendation by the Nominating Committee of the Board of Directors. The Nominating Committee consists of Robert A. Beck, Vernon E. Jordan, Jr., Hilmar Kopper, George J. Mitchell, N. J. Nicholas, Jr., and John
E. Pepper, none of whom is an officer or employee of the Company.

Ten of the 12 nominees are neither employees nor former employees of Xerox, its subsidiaries or associated companies. These Board members bring to the Company valuable experience from a variety of fields.

The By-Laws of the Company require that all nominees for director file with the Secretary, at least 24 hours prior to the Annual Meeting, a statement indicating consent to being a nominee and, if elected, intention to serve as a director. Each of the nominees proposed by the Board of Directors has filed such a statement.

If for any reason, which the Board of Directors does not expect, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute proposed by the Board of Directors.

The vote required for election as a director of the Company is a plurality of the votes cast at the meeting.

COMMITTEE FUNCTIONS, MEMBERSHIP AND MEETINGS

The Company's Board of Directors has several standing committees: the Audit, Nominating, Executive Compensation and Benefits, Finance and Executive Committees.

Audit Committee: The Audit Committee is responsible for recommending to the
---------------
Board of Directors the engagement of independent auditors for the Company and reviewing with the independent auditors the plan and results of the auditing engagement. The committee reviews summaries of the year-end financial data and significant changes in accounting policies and financial reporting practices with management, the Company's Director, Corporate Audit and independent auditors. In addition, the committee reviews the recommendations contained in the independent auditors' audit management letter and management's response to that letter. The Audit Committee also reviews the plan for and results of the Company's internal audits.

The members of the Audit Committee are all non-employee directors: B. R. Inman, Ralph S. Larsen, John D. Macomber, Martha R. Seger and Thomas C. Theobald. Mr. Macomber is the Chairman. Three meetings of the Audit Committee were held during 1995.

Nominating Committee: The Nominating Committee recommends to the Board of
--------------------
Directors nominees for election as directors of the Company. The committee considers the performance of incumbent directors in determining whether to recommend that they be nominated to stand for reelection.

The members of the Nominating Committee are Robert A. Beck, Vernon E. Jordan, Jr., Hilmar Kopper, George J. Mitchell, N. J. Nicholas, Jr., and John E. Pepper. Mr. Jordan is the Chairman of the Nominating Committee. The committee held two meetings in 1995.

Shareholders who wish to recommend individuals for consideration by the Nominating Committee may do so by submitting a written recommendation to the Secretary of the Company, P.O. Box 1600, Stamford, Connecticut 06904. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the committee to consider, as well as a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Recommendations received by December 31, 1996 will be considered for nomination at the 1997 Annual Meeting of Shareholders. Recommendations received after December 31, 1996 will be considered for nomination at the 1998 Annual Meeting of Shareholders.

Executive Compensation and Benefits Committee: The Executive Compensation and
---------------------------------------------
Benefits Committee is responsible for recommending to the Board of Directors the remuneration arrangements for senior management of the Company, including the adoption of compensation plans in which senior management is eligible to participate and the granting of benefits under any such plans. The committee also consults with the Chief Executive Officer and advises the Board with respect to senior management succession planning.

B. R. Inman, Vernon E. Jordan, Jr., Ralph S. Larsen, John D. Macomber and John
E. Pepper are the members of the Executive Compensation and Benefits Committee, and are all non-employee directors of the Company. Mr. Larsen is the Chairman. Four meetings of the committee were held in 1995.

Finance Committee: The Finance Committee oversees the investment management of
-----------------
the Company's employee profit sharing and retirement plans. In addition, the Finance Committee is responsible for reviewing the Company's asset mix, capital structure and strategies, financing strategies, insurance coverage and dividend policy.

The members of the Finance Committee, all of whom are non-employee directors, are Robert A. Beck, Hilmar Kopper, George J. Mitchell, N. J. Nicholas, Jr., Martha R. Seger and Thomas C. Theobald. Mr. Nicholas is the Chairman of the Finance Committee. The Finance Committee held five meetings in 1995.

Executive Committee: The Executive Committee has all the authority of the Board
-------------------
of Directors, except with respect to certain matters that by statute may not be delegated by the Board of Directors. The committee acts only in the intervals between meetings of the full Board of Directors. It acts usually in those cases where it is not feasible to convene a special meeting or where the agenda is the technical completion of undertakings already approved in principle by the Board. The members of the Executive Committee are Paul A. Allaire, Ralph S. Larsen and John E. Pepper. Mr. Allaire is the Chairman. The Executive Committee did not meet in 1995.

ATTENDANCE AND REMUNERATION OF DIRECTORS

Eight meetings of the Board of Directors and 14 meetings of the Board committees were held in 1995. All incumbent directors other than Hilmar Kopper attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees on which they served. The Company believes that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Directors who are not employees of the Company receive $44,000 per year for service as a director, $6,000 per year for service on each committee of the Board on which they serve (except the Executive Committee), and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings and other services as a director. Directors who are employees of the Company do not receive any compensation for service as a director.

Pursuant to the Restricted Stock Plan For Directors, $15,000 of the annual director's fee and $1,000 of each committee fee is paid in the form of restricted shares of Common Stock of the Company. The shares may not be sold or transferred except upon death, retirement, disability, change in control or termination of service as a director with the consent of a majority of the Board of Directors. If the individual's service as a director is terminated for any other reason, the shares are forfeited. The holders of restricted shares are entitled to all distribution and voting rights of the Common Stock. The directors have the option to receive part or all of their total cash fees for service on the Board and committees of the Board in the form of shares of Common Stock, which may be restricted or unrestricted at the election of the individual. The number of shares issued is based on the market value at the time the fee is payable. The shares held by directors under this Plan are included in the Xerox securities owned shown in the biographies of the directors beginning on page 5.

At its meeting held February 5, 1996, the Board of Directors repealed the Retirement Plan for non-employee directors effective May 16, 1996. Until May 16 non-employee directors retiring at age 70 with at least five years of service are eligible for a benefit equal to one-half of the annual retainer in effect at the time of retirement, including committee fees and the value of restricted stock, payable quarterly until the director's death. Directors retiring prior to May 16 due to disability, a conflict of interest arising from an action of the Company or a change in control are also eligible for the retirement benefit.

At its meeting held on February 5, 1996, the Board of Directors repealed the Retirement Income Plan For Directors effective May 16, 1996; approved the 1996 Non-Employee Director Stock Option Plan; increased total fees for service on the Board and committees to a single fee of $65,000, from $44,000 Board fee and $12,000 fee for service on two committees of the Board, effective July 1, 1996; amended the Restricted Stock Plan For Directors to increase the portion of such fees payable in the form of Common Stock of the Company to $25,000, effective July 1, 1996; and amended the 1989 Deferred Compensation Plan For Directors so that Directors with a vested retirement benefit under the repealed Retirement Income Plan For Directors are credited with a deferred account equal to the present value of their accrued retirement benefit under the repealed Plan. Adoption of such Stock Option Plan and approval of such Restricted Stock Plan which are to be acted upon at the May 16, 1996 Annual Meeting of Shareholders are described under Proposals 3 and 4 on pages 25 through 29.

TERMS USED IN BIOGRAPHIES

To help you consider the nominees, we use a biographical format that provides a ready reference on their backgrounds. Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company's Common Stock and Series B
----------------------
Convertible Preferred Stock. Series B shares are owned through the individual's account in the Xerox Employee Stock Ownership Plan. None of the nominees owns any of the Company's other securities.

Options/Rights/Restricted Shares is the number of the Company's common shares
--------------------------------
held subject to performance-based vesting restrictions and common shares subject to stock options and incentive stock rights held by a nominee.

Immediate family means the spouse, the minor children and any relatives
----------------
sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. This means he or she has or shares voting power and/or investment power with respect to the securities, even though another name--that of a broker, for example--appears in the Company's records. All ownership figures are as of March 27, 1996.

For information on compensation for officers, see the compensation section starting on page 14.

[PHOTO]              PAUL A. ALLAIRE

                     Age: 57 Director since: 1986

                     Xerox securities owned: xx,xxx common shares; xxx Series
                     ----------------------
                     B Convertible Preferred shares

                     Options/Rights/Restricted Shares: xxx,xxx common shares
                     --------------------------------

                     Occupation: Chairman and Chief Executive Officer and
                     ----------
                     Chairman of the Executive Committee, Xerox Corporation.

                     Education: BS, Worcester Polytechnic Institute; MS,
                     ---------
                     Carnegie-Mellon University.

Other Directorships: Rank Xerox Limited; Fuji Xerox Co., Ltd.; The New York
-------------------
Stock Exchange, Inc.; Sara Lee Corporation; SmithKline Beecham plc; and Xerox Financial Services, Inc.

Other Background: Joined Xerox in 1966. Member, Board of Trustees, Carnegie-
----------------
Mellon University and Member, Business Advisory Council of the Graduate School of Industrial Administration, Carnegie-Mellon University. Member, Board of Trustees, Worcester Polytechnic Institute. Member, The Business Roundtable, and The Business Council. Member, Board of Directors, the Council on Foreign Relations, the New York City Ballet, and Catalyst. Chairman, Council on Competitiveness.

[PHOTO]              B. R. INMAN

                     Age: 65Director since: 1987

                     Xerox securities owned: 1,155 common shares
                     ----------------------

                     Occupation: Investor.
                     ----------

                     Education: BA, University of Texas.
                     ---------

                     Other Directorships: Fluor Corporation; Science
                     -------------------
                     Applications International Corporation; Southwestern Bell Corporation; and Temple-Inland Inc.

Other Background: Entered Naval Reserve in 1951, graduated from National War
----------------
College in 1972, promoted to Rear Admiral in 1974, to Vice Admiral in 1976 and to Admiral in 1981. Retired with permanent rank of Admiral in 1982. Between 1974 and 1982 served as Director of Naval Intelligence, Vice Director of the Defense Intelligence Agency, Director of the National Security Agency and Deputy Director of Central Intelligence. Between 1983 and 1986 served as Chairman and Chief Executive Officer of Microelectronics and Computer Technology Corporation. Served as Chairman, President and Chief Executive Officer, Westmark Systems, Inc., 1987 to 1989 and Chairman, Federal Reserve Bank of Dallas, 1987 to 1990. Member, National Academy of Public Administration. Trustee, California Institute of Technology and Southwestern University. Adjunct Professor at the LBJ School of Public Affairs and at the Graduate School of Business of the University of Texas at Austin. Member of the Audit and Executive Compensation and Benefits Committees of Xerox.

[PHOTO]              VERNON E. JORDAN, JR.

                     Age: 60 Director since: 1974

                     Xerox securities owned: 3,613 common shares
                     ----------------------

                     Occupation: Partner, Akin, Gump, Strauss, Hauer & Feld,
                     ----------
                     LLP.

                     Education: BA, DePauw University; JD, Howard University
                     ---------
                     Law School.

                     Other Directorships: American Express Company; Bankers
                     -------------------
                     Trust Company; Bankers Trust New York Corporation; Corning Incorporated; Dow Jones & Co.; J.C. Penney Company, Inc.; Revlon Group; Ryder System, Inc.; Sara Lee Corporation; and Union Carbide Corporation.

Other Background: Became a partner in the law firm of Akin, Gump, Strauss,
----------------
Hauer & Feld in 1982, following ten years as President of the National Urban League, Inc. Member of the Bar of Arkansas, Georgia and the District of Columbia as well as the U.S. Supreme Court Bar. Director of the Brookings Institution, the LBJ Foundation, Howard University, the Joint Center for Political and Economic Studies, the NAACP Legal Defense and Education Fund, Inc. Trustee of the Ford Foundation. Former Member of the National Advisory Commission on Selective Service, the American Revolution Bicentennial Commission, the Presidential Clemency Board, the Advisory Council on Social Security, the Secretary of State's Advisory Committee on South Africa and the President's Advisory Committee of the Points of Light Foundation. Member of the Executive Compensation and Benefits Committee and Chairman of the Nominating Committee of Xerox.

[PHOTO]              YOTARO KOBAYASHI

                     Age: 62 Director since: 1987

                     Xerox securities owned: 2,112 common shares
                     ----------------------

                     Occupation: Chairman and Chief Executive Officer, Fuji
                     ----------
                     Xerox Co., Ltd.

                     Education: BA, Keio University; MBA, Wharton Graduate
                     ---------
                     School, University of Pennsylvania.

                     Other Directorships: Fuji Xerox Co., Ltd.; Iwaki Glass
                     -------------------
                     Co., Ltd.; and Japan Research Center Co., Ltd.

Other Background: Joined Fuji Photo Film Co., Ltd in 1958, was assigned to Fuji
----------------
Xerox Co., Ltd. in 1963, named President and Chief Executive Officer in 1978 and Chairman and Chief Executive Officer in 1992. Chairman of the Asian Office Automation Equipment Council of The Confederation of Asian Chambers of Commerce and Industry; the Committee on Foreign Relations of The Federation of Economic Organizations; the Japan-U.S. Business Council. Vice-Chairman, Japan Association of Corporate Executives. Special Advisor to the Minister of the Economic Planning Agency. Member of the Trilateral Commission, the Economic Council of the Economic Planning Agency, the International Council of JP Morgan, the International Advisory Board of Northern Telecom Limited, the International Advisory Board of the Council on Foreign Relations, the Board of Overseers of The Wharton School of the University of Pennsylvania and the Advisory Council of the Institute for International Studies, Stanford University. Vice-Chairman, Board of Trustees, International University of Japan and member of the Board of Trustees, Keio University. Former member of the U.S. Japan Advisory Commission and The Provisional Council for the Promotion of Administrative Reform. Past Chairman, Japan Business Machine Makers Association.

[PHOTO]              HILMAR KOPPER

                     Age: 61 Director since: 1991

                     Xerox securities owned: 2,033 common shares
                     ----------------------

                     Occupation: Spokesman of the Board of Managing Directors,
                     ----------
                     Deutsche Bank AG.

                     Education: High school diploma.
                     ---------

                     Other Directorships: Akzo NV; Bayer AG; Daimler-Benz AG;
                     -------------------
                     Linde AG; Deutsche Lufthansa AG; Mannesmann AG; Munchener Ruckversicherung AG; Pilkington plc; Solvay SA; VEBA AG; and RWE AG.

Other Background: Apprenticeship with Rheinisch-Westfalischen Bank AG in
----------------
Cologne, 1954. Management trainee at J. Henry Schroder Banking Corporation, New York. Foreign Department, Deutsche Bank's Central Office in Dusseldorf and Manager, Leverkusen branch, 1969. Appointed to the Board of Managing Directors of Deutsche Bank subsidiary European Asian Bank AG in Hamburg, 1972. Executive Vice President, Deutsche Bank AG, 1975; and Member of the Board of Managing Directors, Deutsche Bank AG, 1977. Succeeded Alfred Herrhausen as Spokesman of the Board of Managing Directors, December 1989. Member of the Finance and Nominating Committees of Xerox.

[PHOTO]              RALPH S. LARSEN

                     Age: 57 Director since: 1990

                     Xerox securities owned: 2,871 common shares and an
                     ----------------------
                     indirect interest in approximately x,xxx common shares through the Deferred Compensation Plan

                     Occupation: Chairman and Chief Executive Officer, Johnson
                     ----------
                     & Johnson.

                     Education: BBA, Hofstra University.
                     ---------

                     Other Directorships: Johnson & Johnson; AT&T, The New
                     -------------------
                     York Stock Exchange, Inc.

Other Background: Joined Johnson & Johnson in 1962, was named Vice President of
----------------
Marketing, McNeil Consumer Products Company in 1980. President of Becton Dickinson's Consumer Products Division, 1981 to 1983. Returned to Johnson & Johnson as President of its Chicopee subsidiary in 1983. Named a company Group Chairman in 1986, and Chairman of the Board and Chief Executive Officer in 1989. Member, Board of the U.S. Committee for UNICEF and the Tri-State United Way. Vice Chairman of The Business Council and member of the Policy Committee of The Business Roundtable. Served two years in the U.S. Navy. Chairman of the Executive Compensation and Benefits Committee and member of the Audit and Executive Committees of Xerox.

[PHOTO]              JOHN D. MACOMBER

                     Age: 68 Director since: 1993, and 1987 to 1989

                     Xerox securities owned: 2,429 common shares
                     ----------------------

                     Occupation: Principal, JDM Investment Group.
                     ----------

                     Education: BA, Yale University; MBA, Harvard University
                     ---------
                     Graduate School of Business Administration.

                     Other Directorships: Bristol-Myers Squibb Company; Brown
                     -------------------
                     Group Inc; Lehman Brothers; Pilkington plc; and Textron.

Other Background: Principal of JDM Investment Group since 1992. Served as
----------------
Chairman and President, Export-Import Bank of the United States, 1989 to 1992. Joined Celanese Corporation in 1973 as President and held the positions of Chairman and Chief Executive Officer from 1980 to 1987. Prior to joining Celanese, served as Senior Director with McKinsey & Co. Inc. Former Director of Chase Manhattan Bank, N.A.; Chase Manhattan Corporation; Celgene Corporation; Florida Power and Light Group; Lasertechnics (where he served as Chairman); and RJR Nabisco, Inc. Member of the Advisory Board of the Yale School of Management, the Center for Strategic and International Studies and STRIVE. Member of the Board of Directors of the Atlantic Council of the United States, the French-American Foundation and the National Executive Services Corps. Member of the Council on Foreign Relations and the Bretton Woods Committee. Trustee of the Carnegie Institution of Washington. Chairman, Council For Excellence In Government. Served two years in the U.S. Air Force. Chairman of the Audit Committee and member of the Executive Compensation and Benefits Committee of Xerox.

[PHOTO]              GEORGE J. MITCHELL

                     Age: 62 Director since: 1995

                     Xerox securities owned: 262 common shares
                     ----------------------

                     Occupation: Special Counsel, Verner, Liipfert, Bernhard,
                     ----------
                     McPherson and Hand, Chartered

                     Education: BA, Bowdoin College; JD, Georgetown
                     ---------
                     University.

                     Other Directorships: Federal Express Corporation, The
                     -------------------
                     Walt Disney Company, UNUM Corporation.

Other Background: Joined the U.S. Department of Justice as a trial lawyer in
----------------
the Antitrust Division in 1960. Served as Executive Assistant to U.S. Senator Edmund S. Muskie from 1963 to 1965 and then entered private law practice. Served as Democratic National Committeeman from Maine, 1969 to 1977, as U.S. Attorney for Maine, 1977 to 1979, and as U.S. District Court Judge, 1979 to 1980. Elected U.S. Senator from the State of Maine in 1980, serving as Majority Leader of the Senate from 1989 to 1995 when he retired from the Senate and joined the law firm of Verner, Liipfert, Bernhard, McPherson and Hand. Member of the Finance Committee and Nominating Committees of Xerox.

[PHOTO]              N. J. NICHOLAS, JR.

                     Age: 56 Director since: 1987

                     Xerox securities owned: 3,053 common shares and an
                     ----------------------
                     indirect interest in approximately x,xxx common shares through the Deferred Compensation Plan.

                     Occupation: Investor.
                     ----------

                     Education: BA, Princeton University; MBA, Harvard
                     ---------
                     University Graduate School of Business Administration.

                     Other Directorships: Bankers Trust Company; Boston
                     -------------------
                     Scientific Corporation.

Other Background: President and Co-Chief Executive Officer, Time-Warner Inc.,
----------------
1990 to 1992. Former member of the President's Advisory Committee on Trade Policy and Negotiations and the President's Commission on Environmental Quality. Member of the Advisory Board of Columbia University Graduate School of Journalism. Chairman of the Finance Committee and Member of the Nominating Committee of Xerox.

[PHOTO]              JOHN E. PEPPER

                     Age: 56 Director since: 1990

                     Xerox securities owned: 3,882 common shares; immediate
                     ----------------------
                     family owns 1,000 shares

                     Occupation: Chairman of the Board and Chief Executive
                     ----------
                     Officer, Procter & Gamble Company.

                     Education: BA, Yale University.
                     ---------

                     Other Directorships: Motorola, Inc.; Procter & Gamble
                     -------------------
                     Company.

Other Background: Joined Procter & Gamble in 1963. Named Executive Vice
----------------
President and elected to the Board of Directors in 1984, named President in 1986 and Chairman and Chief Executive Officer in 1995. Member, Advisory Committee, Yale School of Management and the National Alliance of Business. Trustee, Christ Church Endowment Fund and the Cincinnati Art Museum. Chairman of the 1994 Cincinnati United Way Campaign. Co-Chair, Governor's Education Council of the State of Ohio and Cincinnati Youth Collaborative. Served three years in the U.S. Navy. Member of the Executive Compensation and Benefits, Nominating and Executive Committees of Xerox.

[PHOTO]              MARTHA R. SEGER

                     Age: 64 Director since: 1991

                     Xerox securities owned: 1,042 common shares and an
                     ----------------------
                     indirect interest in approximately xx common shares through the Deferred Compensation Plan

                     Occupation: Financial economist and Former Governor,
                     ----------
                     Federal Reserve System; currently Distinguished Visiting Professor of Finance, Central Michigan University.

                     Education: BBA, MBA, PhD, University of Michigan.
                     ---------

                     Other Directorships: Fluor Corporation; Michigan Mutual
                     -------------------
                     and the Amerisure Companies; Amoco Corporation; Johnson Controls; Providian Corporation; The Kroger Co.; and Tucson Electric Power Co.

Other Background: Financial Economist, Federal Reserve Board, 1964 to 1967.
----------------
Chief Economist, Detroit Bank & Trust, 1967 to 1974, elected Vice President in 1971. Vice President, Economics and Investments, Bank of the Commonwealth (Detroit), 1974 to 1976. Adjunct Associate Professor, University of Michigan, 1976 to 1979. Associate Professor of Economics and Finance, Oakland University, 1980. Commissioner of Financial Institutions, State of Michigan, 1981 to 1982. Professor of Finance, Central Michigan University, 1983 to 1984. Governor, Federal Reserve System, 1984 to 1991. Member of the Audit and Finance Committees of Xerox.

[PHOTO]              THOMAS C. THEOBALD

                     Age: 58 Director since: 1983

                     Xerox securities owned: 1,355 common shares and an
                     ----------------------
                     indirect interest in approximately xxx common shares through the Deferred Compensation Plan

                     Occupation: Partner, William Blair Capital Management.
                     ----------

                     Education: AB, College of the Holy Cross; MBA, Harvard
                     ---------
                     University Graduate School of Business Administration.

                     Other Directorships: Enron Global Power & Pipelines;
                     -------------------
                     Mutual of New York.

Other Background: Began career with Citibank in 1960, appointed Vice Chairman
----------------
and elected a Director of Citicorp in 1982. Chairman, Continental Bank Corporation, 1987 to 1994. Director of the Associates of the Harvard Business School and the Chicago Council on Foreign Relations. Trustee, National Lekotek Center and Northwestern University. Member of the Committee on Architecture of the Art Institute of Chicago, the Civic Committee of The Commercial Club of Chicago, the Chicago Urban League's Business Advisory Council and the Illinois Business Roundtable. Member of the Finance Committee and the Executive Compensation and Benefits Committee of Xerox.

OWNERSHIP OF COMPANY SECURITIES

The Company knows of no person who, or group which, owns beneficially more than 5% of any class of its equity securities as of December 31, 1995, except as set forth below (1).

--------------------------------------------------------------------------------

                                                                         AMOUNT
                                                                      BENEFICIALLY   PERCENT
         TITLE OF CLASS          NAME OF ADDRESS OF BENEFICIAL OWNER     OWNED       OF CLASS
----------------------------------------------------------------------------------------------
 Series B Convertible Preferred State Street Bank and Trust Company,   9,435,464       100%
  Stock(2)                      as Trustee,
                                225 Franklin Street, Boston, MA(3)

 Common Stock                   State Street Bank and Trust Company,   1,976,179(4)    9.7%(5)
                                as Trustee under other plans and
                                accounts
                                225 Franklin Street, Boston, MA
----------------------------------------------------------------------------------------------

(1) The words "group" and "beneficial" are as defined in regulations issued by the Securities and Exchange Commission (SEC). Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the Form 13G filed by the named entity with the SEC. One present employee owns 100% of the 1,000 shares of Class B Stock which has equal voting rights with the Common Stock, representing less than one-one hundredth of 1% of the voting power of the Company.
(2) These shares have equal voting rights with the Common Stock and Class B
    Stock.
(3) Held as Trustee under the Xerox Employee Stock Ownership Plan. Each participant may direct the Trustee as to the manner in which shares allocated to his or her account shall be voted. The Trust Agreement provides that the Trustee shall vote any shares allocated to participants accounts as to which it has not received voting instructions and any shares which have not been so allocated, in the same proportions as shares in participants' accounts as to which voting instructions are received. The power to dispose of shares is governed by the terms of the Plan and elections made by participants.
(4) Within this total as to certain of the shares, State Street Bank and Trust Company has sole voting power 834,077 shares, shared voting power 1,043,666 shares, sole dispositive power 925,978 shares and shared dispositive power 1,050,201 shares.
(5) Percentage based upon assumption that all Series B Convertible Preferred Stock were converted into Common Stock.

Shares of Common Stock and Series B Convertible Preferred Stock of the Company owned beneficially by its directors and nominees for director, each of the executive officers named in the Summary Compensation Table below and directors and all officers as a group, as of March 27, 1996, were as follows:

--------------------------------------------------------------------------------
                                                              Amount     Total
        Name of                                            Beneficially  Stock
      Beneficial Owner                                        Owned     Interest
--------------------------------------------------------------------------------
      Paul A. Allaire.....................................   xxx,xxx    xxx,xxx
      Robert A. Beck......................................     4,326      4,326
      William F. Buehler..................................    xx,xxx     xx,xxx
      Allan E. Dugan......................................    xx,xxx     xx,xxx
      B.R. Inman..........................................     1,155      1,155
      Vernon E. Jordan, Jr................................     3,613      3,613
      Yotaro Kobayashi....................................     2,112      2,112
      Hilmar Kopper.......................................     2,033      2,033
      Ralph S. Larsen.....................................     2,871      x,xxx
      John D. Macomber....................................     2,429      2,429
      George J. Mitchell..................................       262        262
      N.J. Nicholas, Jr. .................................     3,053      x,xxx
      John E. Pepper......................................     3,882      3,882
      Addison B. Rand.....................................    xx,xxx     xx,xxx
      Barry D. Romeril....................................    xx,xxx     xx,xxx
      Martha R. Seger.....................................     1,042      x,xxx
      Thomas C. Theobold..................................     1,355      x,xxx
      Peter van Cuylenburg................................     x,xxx      x,xxx
      Directors and All Officers as a group...............   xxx,xxx    xxx,xxx
--------------------------------------------------------------------------------

The shares of Common Stock, and Series B Stock owned by each director and officer named and by all directors and officers as a group represent less than 1% of the aggregate number of shares of Common Stock and Series B Stock outstanding at March 27, 1996. The numbers shown in the Amount Beneficially Owned column are the shares of Common Stock considered owned by the directors and officers in accordance with SEC rules, including shares of Common Stock which officers and directors had a right, within 60 days, to acquire upon the exercise of options or rights, all of which shares were deemed outstanding for purposes of computing the percentage of Common Stock and Series B Stock outstanding and beneficially owned. The numbers shown in the Total Stock Interest column include the amount shown in the Amount Beneficially Owned column plus options held by officers not exercisable within 60 days, incentive stock units and restricted shares, as well as the interests of officers and directors in the Xerox Stock Fund under the Profit Sharing and Savings Plan and the Deferred Compensation Plans.

EXECUTIVE COMPENSATION

Report of the Executive Compensation and Benefits
Committee of the Board of Directors

Executive Officer Compensation

The compensation paid to the Company's executive officers is determined by the Executive Compensation and Benefits Committee (Committee) of the Board of Directors. The Committee's members are each independent, non-employee directors of the Company who establish the policies that govern the compensation paid to Xerox executive officers, determine overall and individual compensation goals and objectives, grant awards and certify achievement of performance under the Company's various annual and long-term incentive plans and approve actual compensation payments. Although Vernon E. Jordan, Jr., a member of the Committee, is a partner in the law firm of Akin, Gump, Strauss, Hauer and Feld, which rendered services to the Company during 1995, the Company and its Directors do not believe that this relationship affects his independence.

The compensation policy established by the Committee provides that target levels of compensation and benefits for executive officers are intended to be equal to or better than the compensation paid by other companies in the marketplace in which Xerox operates and competes for equivalent skills and competencies for positions of similar responsibilities and desired levels of performance. The Company's executive compensation policies, plans and programs are designed to provide competitive levels of compensation that align pay with the Company's annual and long-term performance objectives, recognize corporate and individual achievement and support the Company in attracting, motivating and retaining high performing executives. In order to determine appropriately competitive levels of compensation, the Committee annually reviews, evaluates and compares Xerox executive officer compensation to relevant external, competitive compensation data. At its meeting on December 4, 1995, the Committee reviewed the reported compensation data of firms which were part of the Business Week Computers and Peripherals Industry Group (which are included in the data shown on the performance graph on page 24 below), as well as a broader group of organizations with which the Company is likely to compete for executive expertise and which are of similar size and scope. The latter group includes large capitalization, multinational companies in technology, office equipment and other industries.

Base salaries are determined by the Committee, in its judgment, taking into account the competitive data referenced above; a substantial portion, generally two-thirds or more of targeted total compensation, of each executive officer's total compensation is variable and tied to specific performance measures of the business.

The three principal variable pay programs that were utilized in 1995 to align executive officer pay reported in this Proxy Statement are briefly described below:

    Executive Performance Incentive Plan (EPIP): This plan, which was approved by Shareholders at the Company's Annual Meeting on May 18, 1995, provides the Committee with an incentive vehicle to compensate eligible executives for significant contributions to the performance of the Company while preserving the tax deductibility of payments made under the Plan even if an executive's compensation exceeds $1,000,000 in any year as described in Section 162(m) of the Internal Revenue Code of 1986, as amended. Awards under the Plan are made from incentive payment pools created by applying pre-determined percentages to appropriately relevant performance measures as described in the Plan. These measures and percentages for awards made by the Committee during 1995 were 2% of the Company's Document Processing profit before tax (PBT) for the 1995 one-year performance period, 1 1/2% of cumulative PBT for the three-year performance period commencing in 1995, 3% of reduction in Financial Services debt for 1995 one-year performance period and 2.5% of such reduction for the three-year performance period commencing in 1995. Ten percent (10%) of the resulting incentive payment PBT pool is payable to the Chief Executive Officer of the Company and five percent (5%) of the pool is payable to every other participant in the Plan. Five percent (5%) of the Financial Service debt reduction pool is payable to Stuart B. Ross, its chief executive officer. The Plan provides the Committee with discretion to reduce the amount otherwise payable under an award to any participant to any amount, including zero, except in the case of a change in control as defined. The amount cannot be increased.

  For 1995 the PBT pool amounted to $39,600,000 and the Committee exercised its discretion by reducing total payments to the executive officers from the pool of $21,780,000 to $3,729,035.

    Annual Performance Incentive Plan (APIP): Under the APIP, executive officers of the Company may be entitled to receive performance related cash payments provided that annual, Committee-established performance objectives are met. At its February 4, 1995 meeting, the Committee approved for each officer not participating in EPIP, an annual incentive target and maximum opportunity expressed as a percentage of their March 1, 1995 base salary. The Committee also established overall Document Processing threshold, target and maximum measures of performance and associated payment schedules. The 1995 performance measures were profit before tax (30%), return on assets (20%), cash generation (20%) and customer and employee satisfaction (30%). Additional goals were subsequently established for each officer that included business unit specific and/or individual performance goals and objectives. The weights associated with each business unit specific or individual performance goal and objective used vary and range from 10 percent to 55 percent of the total.

  For 1995, the performance against the established measures was mixed. High level of financial performance was achieved against profit before tax and return on assets goals. The cash objective and customer and employee satisfaction were maintained at prior year levels. Overall, executive officers received payments ranging from 25% to 257% of target bonus opportunity based on the above Document Processing performance and their unit specific and/or individual contributions.

    Leveraged Executive Equity Plan (LEEP): Under the terms of the 1991 Long-Term Incentive Plan, the Committee has implemented a three-year plan beginning in 1995 for key management executives, including most executive officers, that focuses on the achievement of performance objectives of the Document Processing business of the Company. When the objectives of the plan are achieved, shareholder value is enhanced and the plan provides the management team with an opportunity to realize long-term financial rewards. LEEP requires that each executive participant must directly or indirectly maintain an investment in shares of Common Stock of the Company having a value as of March 1, 1995 of either 100%, 200% or 300% of a participant's annual base salary. A 1995 award was made under LEEP to approximately 50 key executives that provided for non-qualified stock options for shares of Common Stock and restricted shares of Common Stock or incentive stock units, based upon the ratio of five option shares and two restricted shares of Common Stock or incentive stock units for each share of Common Stock in which the executive had invested, as described above. The options become exercisable in three annual cumulative installments beginning in the year following the award. The incentive stock rights are payable in shares of Common Stock and the restricted shares become unrestricted in three annual installments beginning in the year following the award, provided specific Document Processing earnings per share goals are achieved for each preceding year. One-third of the non-qualified stock options granted under the 1995 cycle became exercisable on January 1, 1996.

  For 1995 the earnings per share goal was achieved and one-third of the restricted shares and restricted dividends thereon became non-forfeitable and one-third of the incentive stock units became vested.

  With respect to the previous 1992 LEEP awards, the 1994 Document Processing return on assets goals were achieved and one-half of the incentive stock units applicable to 1993 which were carried forward to 1994 and the full amount of incentive stock units applicable to 1994 vested and became payable on March 1, 1995. The result was that sixty two and one half percent of the total 1992 award became payable on that date.

Chief Executive Officer Compensation

The compensation paid to Paul A. Allaire, Chairman of the Board of Directors and Chief Executive Officer for the performance year 1995 was established by the Committee at its February 6, 1995 and February 5, 1996 meetings. The Committee's actions are described below as they relate to each component of Mr. Allaire's 1995 compensation as reported in the charts and tables that accompany this report.

    Base Salary: Mr. Allaire's base salary was recommended for increase by the full Board of Directors by the Committee to $875,000 from $775,000 effective March 1, 1995. This action was based on the Committee's review of competitive data which indicated his base salary was below that reported as paid to his peers in companies of similar size, scope and complexity.

    1995 Bonus: The Committee authorized a payment under the EPIP program, described above, in the amount of $1,200,000. The amount of bonus determined utilizing the formula of the EPIP was reduced at the Committee's discretion to align the payment with the same Company, organizational and individual performance unit performance measures utilized by the Committee in determining the payments to other Company executives paid under the Company's APIP also described above. A portion of the bonus awarded was approved by the Committee based on its subjective assessment that Mr. Allaire had performed extremely well against organizational development and Financial Services divestiture goals which the Committee had established for Mr. Allaire early in 1995.

    Long-Term Incentive: Under the provisions of the LEEP formula described above, Mr. Allaire vested in the right to exercise an additional one-third of the non-qualified stock options granted in 1992. Sixty two and one-half percent of the incentive stock rights also granted in 1992 did vest on March 1, 1995 because the Company exceeded the return on asset goal for the performance year 1994. Additionally, one-third of the restricted shares and dividends thereon awarded under the LEEP with respect to the 1995 performance year became non-forfeitable on March 1, 1996 resulting from the achievement of EPS goals previously established being achieved.

Detailed information concerning Mr. Allaire's compensation as well as that of other highly compensated executives is displayed on the accompanying charts and tables.

                                          Ralph S. Larsen, Chairman
                                          B. R. Inman
                                          Vernon E. Jordan, Jr.
                                          John D. Macomber
                                          John E. Pepper

February 5, 1996

Summary Compensation Table

The Summary Compensation Table below provides certain compensation information for the Chief Executive Officer and the four most highly compensated key executive officers (Names Officers) serving at the end of the fiscal year ended December 31, 1995 for services rendered in all capacities during the fiscal year ended December 31, 1995, 1994 and 1993. Also included as a Named Officer is one former key executive officer who would have been one of the four most highly compensated key executives had he been employed at the end of the fiscal year. The table includes the dollar value of base salary, bonus earned, option awards (shown in number of shares) and certain other compensation, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                       Annual Compensation           Compensation Awards
                               ----------------------------------- -----------------------
                                                                               Securities
   Name and                                           Other Annual Restricted  Underlying   All Other
  Principal                                           Compensation   Stock    Options/SARs Compensation
   Position               Year Salary($) Bonus($) (A)   ($) (B)     ($) (C)     (#) (D)      ($) (E)
-------------------------------------------------------------------------------------------------------
Paul A. Allaire.........  1995  858,333   3,208,499     184,606            0    119,655      244,678
Chief Executive Officer   1994  775,000   2,519,284      98,000    1,898,750    100,000      154,800
                          1993  763,330     500,000      53,090            0     50,000       35,461
Addison B. Rand.........  1995  413,333     998,019     111,154            0     37,920      101,315
Executive Vice President  1994  400,000   1,139,055      51,800            0          0       57,476
                          1993  395,830      80,255      51,890            0          0       12,824
Barry D. Romeril........  1995  413,341   1,005,080      44,600            0     37,920      130,395
Executive Vice President  1994  400,000   1,520,904      37,100      266,406          0       59,507
                          1993  216,671     272,500      16,150      373,138     25,995       38,278
Peter van Cuylenburg....  1995  378,674     860,485      26,000            0     37,920      141,372
Executive Vice President  1994  400,000   1,002,498      26,000            0          0       44,936
                          1993  200,000     515,000      13,000            0     17,415       25,806
William F. Buehler......  1995  350,833     920,436      44,500            0     35,600      100,466
Executive Vice President  1994  315,000   1,139,063      38,500      426,250          0       65,466
                          1993  312,500     102,544      43,750            0          0       26,758
Allan E. Dugan..........  1995  332,500     835,982      44,500            0     30,540       87,673
Senior Vice President     1994  320,000     953,371      44,500            0          0       53,972
                          1993  316,670     112,428      34,000      252,875          0       12,892
-------------------------------------------------------------------------------------------------------

(A) This column includes bonuses under EPIP and amounts earned under the Company's 1991 Long-Term Incentive Plan (1991 Plan). The Company and the Executive Compensation and Benefits Committee view these latter amounts as long-term incentive compensation, but based upon an interpretation by the Staff of the SEC to the contrary, the Company is required to reflect these amounts under this bonus column. The amounts reflected in the bonus column accrued under the 1991 Plan for 1995, 1994 and 1993, respectively, were as follows: P.A. Allaire -- $2,108,499, $1,244,284, $0; A.B. Rand -- $668,168,
    $661,825, $0; B.D. Romeril -- $668,168, $870,563, $0; P. van Cuylenburg --
    $668,168, $583,241, $0; W.F. Buehler -- $625,359, $727,937, $0 and A.E.
    Dugan -- $538,139, $529,437, $0. For 1995, this includes the value of the Restricted Stock and the restricted dividends thereon which became non-forfeitable as described in note (C) below.

(B) Other Annual Compensation includes executive expense allowance, perquisite income and dividend equivalents paid on outstanding incentive stock rights. The amount of perquisite income for Mr. Allaire includes $55,256 for personal use of Company aircraft and $8,500 for personal financial planning.

(C) This column reflects incentive stock unit rights awarded under the 1991 Plan or a predecessor plan where each unit represents one share of stock to be issued upon vesting at attainment of age 60. Each unit is entitled to the payment of dividend equivalents at the same time and in the same amount declared on one share of the Company's Common Stock. The number of units held by the Named Officers and their value as of December 31, 1995 (based upon the closing market price on that date of $136.50) was as follows: P.A. Allaire -- 27,000 ($3,685,500), A.B. Rand -- 8,600 ($1,173,900), B.D.
    Romeril -- 5,700 ($778,050), W.F. Buehler -- 14,240 ($1,943,760) and A.E.
    Dugan -- 8,500 ($1,160,250). Under the 1991 Plan awards of Restricted Stock were made in 1995 to each of the Named Officers which become non-forfeitable as to one-third of the total if the Company's Document Processing earnings per share reach a specified level in each of the years 1995, 1996 and 1997. The 1995 level was reached and one-third of the shares, together with the restricted dividends thereon, became non-forfeitable. In view of the SEC Staff position that awards under the 1991 Plan do not constitute long-term compensation, these Restricted Stock awards are not deemed to be long-term incentive compensation but rather are bonuses. Accordingly, these shares of Restricted Stock are not reflected in the Restricted Stock column above. The value of one-third of the shares of Restricted Stock, and the amount of the restricted dividends thereon, is reported in the Bonus column above for the year in which the earnings per share objective is reached. See note (A) above.

(D) The Company no longer issues stock appreciation rights (SARs) in tandem with options. All of the options granted were awarded under LEEP. As discussed under the Report of the Executive Compensation and Benefits Committee above, LEEP is a three-year program.

(E) The total amounts shown in this column for the last fiscal year consist of the Company's profit sharing contribution, whether under the Profit Sharing and Savings Plan or its policy of paying directly to the officer the amount which cannot be made to the Plan under the Employee Retirement Income Security Act of 1974, and the estimated dollar value of the benefit to the officer from the Company's portion of insurance premium payments under the Company's Contributory Life Insurance Plan on an actuarial basis. The Company will recover all of its premium payments at the end of the term of the policy, generally at age 65. The amounts were: (a) Mr. Allaire:
    $213,333 profit sharing; $31,345 life insurance; (b) Mr. Rand: $89,056 profit sharing; $12,259 life insurance; (c) Mr. Romeril: $93,868 profit sharing; $36,527 life insurance; (d) Mr. van Cuylenburg: $83,260 profit sharing; $23,445 life insurance; (e) Mr. Buehler: $76,196 profit sharing; $24,270 life insurance and (e) Mr. Dugan: $75,643 profit sharing; $12,030 life insurance. In addition, the amount for Mr. van Cuylenburg includes $34,667 salary continuance during 1995 paid to him in connection with his termination of employment.

Option Grants

The following table sets forth information concerning awards of stock options to the Named Officers under the Company's 1991 Plan during the fiscal year ended December 31, 1995. The amounts shown for potential realizable values are based upon arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full eight-year term of the options, pursuant to SEC regulations. Based upon an eight-year option term, this would result in stock prices of $162.06 and $235.12, respectively. The amounts shown as potential realizable values for all shareholders represent the corresponding increases in the market value of 108,343,339 shares outstanding held by all shareholders as of December 31, 1995. Any gains to the Named Officers and the shareholders will depend upon future performance of the common stock of the Company as well as overall market conditions.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           Potential Realizable Value at
                                                                           Assumed Annual Rates of Stock
                                                                           Price Appreciation for Option
                                         Individual Grants                              Term
                         ------------------------------------------------- ------------------------------
                          Number of
                          Securities    % of Total    Exercise
                          Underlying  Options Granted  or Base
                         Options/SARs to Employees in   Price   Expiration
Name                      Granted(#)    Fiscal Year    ($/Sh)      Date        5%($)          10%($)
---------------------------------------------------------------------------------------------------------
Paul A. Allaire.........   119,655         6.47%      $109.6875  12/31/02  $    6,266,631 $    15,008,626
Addison B. Rand.........    37,920         2.05%      $109.6875  12/31/02  $    1,985,965 $     4,756,400
Barry D. Romeril........    37,920         2.05%      $109.6875  12/31/02  $    1,985,965 $     4,756,400
Peter van Cuylenburg....    37,920         2.05%      $109.6875  12/31/02  $    1,985,965 $     4,756,400
William F. Buehler......    30,990         1.68%      $109.6875  12/31/02  $    1,623,784 $     3,887,153
                             4,610         0.25%      $139.5000  12/31/02  $      307,049 $       735,438
Allan E. Dugan..........    30,540         1.65%      $109.6875  12/31/02  $    1,599,456 $     3,830,709
---------------------------------------------------------------------------------------------------------
All Shareholders........     N/A            N/A          N/A       N/A     $5,674,211,522 $13,589,775,869
---------------------------------------------------------------------------------------------------------

1. All options are exercisable 33% on January 1, 1996, 33% on January 1, 1997 and 34% on January 1, 1998.

2. Exercise price is based upon fair market value on the effective date of the award.

3. Options/SARs may be accelerated as a result of a change in control as described below.

Option Exercises/Year-End Values

The following table sets forth for each of the Named Officers the number of shares underlying options and SARs exercised during the fiscal year ended December 31, 1995, the value realized upon exercise, the number of options/SARs unexercised at year-end and the value of unexercised in-the-money options/SARs at year-end.

          AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND

                                                          Number of Shares        Value of Unexercised
                            Number                     Underlying Unexercised         In-the-Money
                          of Shares                        Options/SARs at           Options/SARs at
                          Underlying                        FY-End(#) (B)             FY-End($) (C)
                         Options/SARs      Value      ------------------------- -------------------------
Name                     Exercised(#) Realized($) (A) Exercisable Unexercisable Exercisable Unexercisable
---------------------------------------------------------------------------------------------------------
Paul A. Allaire.........    25,000      $1,795,300      119,585      219,655    $7,524,923   $6,202,000
Addison B. Rand.........     7,000      $  364,879        7,715       37,920    $  443,134   $1,016,730
Barry D. Romeril........    21,995      $1,006,295            0       37,920    $        0   $1,016,730
Peter van Cuylenburg....    17,415      $  567,215            0       37,920    $        0   $1,016,730
William F. Buehler......     5,970      $  179,476        6,000       35,600    $  344,628   $  830,919
Allan E. Dugan..........     7,000      $  330,689       15,970       30,540    $  917,285   $  818,854
---------------------------------------------------------------------------------------------------------

                       FISCAL YEAR-END OPTION/SAR VALUES
(A) The value realized is based upon the difference between the exercise price and the average of the high and low prices on the date of exercise.

(B) The value of unexercised options/SARs is based upon the difference between the exercise price and the average of the high and low prices on December 31, 1995 of $136.50.

(C) Options/SARs may be accelerated as a result of a change in control as described below.

Retirement Plans

Retirement benefits are provided to the executive officers of the Company including the Named Officers under both a funded company-wide plan and unfunded executive supplemental plans. The table below shows, under the plans, the approximate annual retirement benefit commencing at age 55 or 60, depending upon employment level at the time one of the supplemental plans was implemented, which would accrue for the number of years of participation at the respective salary rates. In the event of a change in control (as defined in the plans) there is no age requirement for eligibility. For certain key executives a full benefit is payable at 15 years of participation rather than 30. No additional benefits are payable for participation in excess of 30 years.

                          Annual benefits for years of participation indicated
                         -------------------------------------------------------
Average annual
compensation for five
highest years              15 years     20 years      25 years       30 years
--------------------------------------------------------------------------------
  500,000...............      121,000      162,000        202,000        243,000
  600,000...............      146,000      195,000        244,000        293,000
  700,000...............      171,000      229,000        286,000        343,000
  800,000...............      196,000      262,000        327,000        393,000
  900,000...............      221,000      295,000        369,000        443,000
1,000,000...............      246,000      329,000        411,000        493,000
1,100,000...............      271,000      362,000        452,000        543,000
1,200,000...............      296,000      395,000        494,000        593,000
1,300,000...............      321,000      429,000        536,000        643,000
1,400,000...............      346,000      462,000        577,000        693,000
1,500,000...............      371,000      495,000        619,000        743,000
1,600,000...............      396,000      529,000        661,000        793,000
1,700,000...............      421,000      562,000        702,000        843,000
1,800,000...............      446,000      595,000        744,000        893,000
1,900,000...............      471,000      629,000        786,000        943,000
2,000,000...............      496,000      662,000        827,000        993,000
2,100,000...............      521,000      695,000        869,000      1,043,000
2,200,000...............      546,000      729,000        911,000      1,093,000
2,300,000...............      571,000      762,000        952,000      1,143,000
2,400,000...............      596,000      795,000        994,000      1,193,000
2,500,000...............      621,000      829,000      1,036,000      1,243,000
--------------------------------------------------------------------------------

The maximum benefit is 50% of the five highest years' annual compensation reduced by 50% of the primary social security benefit payable at age 65. The benefits shown are payable on the basis of a straight life annuity and a 50% survivor annuity for a surviving spouse. The plans provide a minimum benefit of 25% of defined compensation reduced by such social security benefit.

The following individuals have the indicated years of participation in the plans:

    -----------------------------------------------------------------

                                                                     Years of
     Name                                                          Participation
    ----------------------------------------------------------------------------
     Paul A. Allaire .............................................       29
     Addison B. Rand..............................................       27
     Barry D. Romeril.............................................        2
     Peter van Cuylenburg.........................................        2
     William F. Buehler...........................................        4
     Allan E. Dugan...............................................        5

    -----------------------------------------------------------------

Compensation under the plans includes the amounts shown in the salary and bonus columns under the Summary Compensation Table other than payments under the 1991 Plan to the extent included in the bonus column. The current compensation covered by the plans for the Named Officers is as follows:

    -----------------------------------------------------------------

                                                                  Covered
     Name                                                   Current Compensation
    ----------------------------------------------------------------------------
     Paul A. Allaire.......................................      $1,958,333
     Addison B. Rand.......................................      $  743,184
     Barry D. Romeril......................................      $  750,253
     Peter van Cuylenburg..................................      $  605,658
     William F. Buehler....................................      $  645,910
     Allan E. Dugan........................................      $  630,343

    -----------------------------------------------------------------

Certain Transactions

There are agreements between the Company and six of its present executive officers, including Paul A. Allaire and Addision B. Rand, which provide severance benefits in the event of termination of employment under certain circumstances following a change in control of the Company (as defined). The circumstances are termination of the Company other than because of death or disability commencing prior to a potential change in control (as defined), or for cause (as defined), or by the officers for good reason (as defined). Following any such termination, in addition to compensation and benefits already earned, the officer will be entitled to receive a lump sum severance payment equal to three times the sum of (A) the greater of (1) the officer's annual rate of base salary on the date notice of termination is given and (2) his/her annual rate of base salary in effect immediately prior to the change in control and (B) the greater of (1) the annual target bonus applicable to such officer for the year in which such notice is given and (2) the annual target bonus applicable to such officer for the year in which the change in control occurs.

Cause for termination by the Company is the: (i) willful and continued failure of the officer to substantially perform his/her duties, (ii) willful engagement by the officer in materially injurious conduct to the Company, or (iii) conviction of any crime which constitutes a felony. Good reason for termination by the officer includes, among other things: (i) the assignment of duties inconsistent with the individual's status as an officer or a substantial alteration in responsibilities, (ii) a reduction in base salary and/or annual bonus, (iii) the relocation of the officer's principal place of business, (iv) the failure of the Company to maintain compensation plans in which the officer participates or to continue providing certain other existing employment benefits, or (v) disability commencing after a potential change in control. The agreements also provide that in the event of a potential change in control (as defined) each officer, subject to the terms of the agreements, will remain in the employ of the Company for nine months following the occurrence of any such potential change in control. The agreements are automatically renewed annually unless the Company gives notice that it does not wish to extend them. In addition, the agreements will continue in effect for three years after a change in control of the Company.

All non-qualified options under the 1991 Plan are accompanied by option surrender rights, and certain options outstanding under a prior plan are accompanied by stock appreciation rights. Upon the occurrence of an event constituting a change in control, as defined in the plan, all such rights become payable in cash based upon a change in control price as defined in the plan. The 1991 Plan also provides that upon the occurrence of such an event, all incentive stock rights and performance unit rights become payable in cash. In the case of rights payable in shares, the amount of cash is based upon such change in control price and in the case of rights payable in cash, the cash value of such rights. Rights payable in cash but which have not been valued at the time of such an event are payable at the maximum value as determined by the Executive Compensation and Benefits Committee at the time of the award. Upon accelerated payment, such rights and any related non-qualified stock options will be canceled.

From time to time when the Company hires senior experienced executives, special short-term severance arrangements may be made. Typically, these arrangements provide for severance pay equal to compensation, for a one- to three-year period, in the event of involuntary termination during the first two or three years of employment. At present, Peter van Cuylenburg has such an arrangement.

The Company has established grantor trusts with a bank for the purpose of paying amounts due under the deferred compensation plan and the agreements with six executive officers described above, and the unfunded supplemental retirement plans described above.

Five-Year Performance Comparison

The graph below provides a comparison of Xerox cumulative total shareholder return with the Standard & Poor's 500 Composite Stock Index and the Business Week Computers and Peripherals Industry Group, excluding Xerox (Peer Group).

  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN





                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
             AMONG XEROX, S&P INDEX AND SELECTED PEER GROUP INDEX

MEASUREMENT PERIOD                        S&P           SELECTED PEER
(FISCAL YEAR COVERED)     XEROX          INDEX           GROUP INDEX
---------------------   ---------       ---------       -------------
Measurement PT -
1990                    $ 100           $ 100           $ 100

FYE 1991                $ 203           $ 130           $  97
FYE 1992                $ 245           $ 140           $  83
FYE 1993                $ 286           $ 154           $  92
FYE 1994                $ 327           $ 156           $ 115
                        $ 390           $ 172           $ 125
                        $ 407           $ 194           $ 160
                        $ 452           $ 203           $ 157
FYE 1995                $ 464           $ 215           $ 165

This graph assumes the investment of $100 on December 31, 1990 in Xerox common stock, the S&P 500 Index and the Peer Group common stock, and reinvestment of quarterly dividends at the monthly closing stock prices. The returns of each company have been weighted annually for their respective stock market capitalizations in computing the S&P 500 and Peer Group indices.

DIRECTORS AND OFFICERS LIABILITY INSURANCE AND INDEMNITY

In June 1995 the Company renewed its four existing policies for directors and officers liability insurance covering all directors and officers of the Company and its subsidiaries. The policies were issued by Federal Insurance Company, X.L. Insurance Company, Ltd., A.C.E. Insurance Company, Ltd., and Chubb Atlantic Ltd., have a term extending from June 11, 1995 to June 11, 1996 and a total premium of $1,044,000. No claims have been paid under these policies.

SEC REPORTS

There was a failure to file one Form 4, Beneficial Ownership Report, on a timely basis with the Securities and Exchange Commission as required under
Section 16(a) of the Securities Exchange Act of 1934 on behalf of Mr. Richard
S. Paul, Senior Vice President and General Counsel. The failure was the result of miscommunication within the Company.

PROPOSAL 2--ELECTION OF INDEPENDENT AUDITORS

The Board of Directors recommends that KPMG Peat Marwick LLP, independent certified public accountants, be elected independent auditors of the Company for 1996. The recommendation is made on the advice of the Audit Committee, composed of B.R. Inman, Ralph S. Larsen, John D. Macomber, Martha R. Seger and Thomas C. Theobald, all directors but not officers of the Company. KPMG Peat Marwick LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Total fees for services rendered in 1995 by KPMG Peat Marwick LLP to the Company and its subsidiaries worldwide and certain of their employee benefit plans were approximately $13.3 million. Representatives of the firm are expected to be at the meeting to respond to appropriate questions and to make a statement, if they wish.

PROPOSAL 3--SHAREHOLDER APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON
           STOCK OF THE COMPANY

On January 23, 1996 the Board of Directors authorized a three for one Common Stock split subject to shareholder approval of an increase in the number of authorized shares of Common Stock. Without an increase, there would be an insufficient number of shares to effect the stock split. Accordingly, the Board of Directors has recommended that action be taken by shareholders to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $1 par value, from 350,000,000 to 1,050,000,000 shares.

As of March 27, 1996 there were [108,529,664] issued and outstanding, and [19,362,693] were reserved for issuance in connection with (i) exchange of Class B shares, (ii) conversion of notes due in 2014, (iii) employees' stock option and similar plans, (iv) exchange of non-voting exchangeable Class B shares of Xerox of Canada, Inc. (XCI), (v) upon exercise of Rights under XCI's Executive Rights Plan and (vi) conversion of Series B Convertible Preferred Stock held by the Xerox Employee Stock Ownership Plan. Thus, as of March 27, 1996 the maximum number of unreserved shares which may be issued was [227,444,097] which is insufficient to effect the three for one stock split.

Adoption of the proposed amendment and after effecting the stock split would provide [682,332,291] shares for future issuance. This is, proportionately, the same number of shares as was available for future issuance as of March 27, 1996 (i.e., before the stock split). Although these additional unreserved shares would provide future flexibility, there are no present plans for their use.

The holders of the Company's Common Stock have no preemptive rights as to additional issues of Common Stock or securities convertible into or entitling the holder to purchase Common Stock.

The additional shares of Common Stock sought by the amendment will be available for issuance without further action by shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed. The New York Stock Exchange currently requires specific shareholder approval as a prerequisite to listing shares in several instances, including an acquisition transaction where the present or potential issuance of shares could result in an increase of 18.5% or more in the number of shares of Common Stock outstanding.

The Board of Directors is of the opinion that the proposed increase in the number of authorized shares of Common Stock is in the best interest of the Company and its shareholders. The Board of Directors believes that the Company should have sufficient authorized but unissued shares for issuance in connection with stock splits and stock dividends, implementation of employee benefit plans, offer of shares for cash, mergers and acquisitions, and other proper business purposes. In many such situations prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for the specific transaction on a timely basis. The Board of Directors believes that it is important to have the flexibility to act promptly in the best interests of shareholders.

Although the purpose of seeking an increase in the number of authorized shares of Common Stock is not intended for anti-takeover purposes. SEC rules require disclosure of charter and by-law provisions that could have an anti-takeover effect. These include: (i) Board authority under its Certificate of Incorporation to issue one or more series of preferred stock up to a maximum of approximately [11] million shares presently available; (ii) under the By-Laws a special meeting of shareholders may only be called by the Chairman of the Board or the Board of Directors; (iii) the Series B Convertible Preferred Stock, which votes with the Common Stock and represents approximately 10% of the entire voting stock of the Company, is held by the Xerox Employee Stock Ownership Plan and the trustee for said Plan votes all such shares in all matters as directed by the employees of the Company on whose behalf such shares are held by the trustee; and (iv) a shareholder rights plan under the Amended and Restated Rights Agreement, dated as of February 6, 1989, between Xerox and Chase Bank, N.A. (rights agreement) which could have a deterrent effect against a takeover of the Company.

Each new share of Common Stock authorized under the proposal will represent one-third of a purchase right under the rights agreement which will trade automatically with the Common Stock and become exercisable only upon the occurrence of certain events which are fully described in the rights agreement. In connection with the stock split, and in accordance with the rights agreement, each outstanding share of Common Stock will represent one-third of a purchase right instead of one full purchase right prior to the split. Other adjustments will be made in the purchase rights, including the number of shares of Common Stock that can be obtained upon exercise under certain circumstances, the dividend rate on the Series A Cumulative Preferred Stock and its liquidation value, in order to reflect the three for one stock split.

Increasing the authorized shares is necessary in order to effectuate the three for one stock split and in the opinion of the Board of Directors is in the best interest of shareholders.

It is proposed to amend the lead-in paragraph of Article FOURTH of the Certificate of Incorporation of the Company to read as follows to effect the increase in authorized shares of Common Stock:

"FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 1,050,000,000 shares of Common Stock, of the par value of $1.00 each (hereinafter referred to as "Common Stock"), 600,000 shares of Class B Stock of the par value of $1.00 each (hereinafter referred to as "Class B Stock"), and 22,543,067 shares of Cumulative Preferred Stock, of the par value of $1.00 each (hereinafter referred to as "Cumulative Preferred Stock")."

To be adopted, the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock must be approved by the holders of a majority of all shares of Common Stock, Class B Stock and Series B Convertible Preferred Stock outstanding on March 27, 1996.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT.

PROPOSAL 4--SHAREHOLDER APPROVAL OF 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION
PLAN

At its meeting held on February 5, 1996 the Board of Directors approved the 1996 Non-Employee Director Stock Option Plan (option plan) and approved a revised plan at its meeting held on April 1, 1996. The Board has recommended that the shareholders adopt the option plan at this meeting. The option plan was approved by the Board of Directors at the same time that it made a number of changes in directors' compensation to more closely align directors' compensation with shareholder value. In addition to approval of the stock option plan, it repealed the Retirement Income Plan For Directors effective on May 16, 1996; increased the total fees for service on the Board and committees of the Board to a single fee of $65,000 from $44,000 Board fee plus $12,000 fee for service on two committees of the Board; amended the Restricted Stock Plan For Directors to increase the portion of such fees payable in the form of common stock of the Company to $25,000 and amended the 1989 Deferred Compensation Plan For Directors so that Directors with a vested retirement benefit under the repealed Retirement Income Plan For Directors are credited with a deferred account equal to the present value of their accrued retirement benefit under the repealed Plan.

The purpose of the option plan is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to align such interests with those of the shareholders of the Company and to provide a further incentive to serve as a Director of the Company. A summary description of the option plan follows. This description is qualified in its entirety by reference to the full text of the option plan which is attached to this proxy statement as Exhibit A.

The option plan provides for an automatic annual award of options for 2,500 shares of Common Stock to each person who is a non-employee director following the annual meeting of shareholders in each year, commencing with the May 16, 1996 annual meeting. The option exercise price is 100% of the fair market value per share of Common Stock on the date of grant, as defined in the option plan. Persons elected to the Board between annual meetings are awarded a pro rata portion of the 2,500 annual option share award for the first year of service.

The option plan covers "non-employee directors" which means a director of the Company who is neither an employee of the Company nor any subsidiary of the Company (non-employee director). The option plan authorizes for issuance upon exercise of options up to 1,000,000 shares of the Company's Common Stock, par value $1 per share, after giving effect to the stock split authorized by the Board of Directors at its meeting on January 23, 1996 (Common Stock). To the extent an outstanding option expires or terminates unexercised or is canceled or forfeited, the shares subject to the expired, unexercised, canceled or forfeited portion of such option are available again for grants of options under the option plan.

Options become cumulatively exercisable as to 33% of the shares subject to the option commencing at the end of a waiting period, 33% on the first day of the second year following the waiting period and 34% on the first day of the third year following the waiting period. The waiting period for this purpose is the January 1st next following the annual meeting of shareholders. Options remain exercisable for a period of 10 years (exercise period). Upon the occurrence of a change in control, as defined, the waiting period terminates and all outstanding options become fully exercisable in accordance with the other terms and conditions of the option plan.

Upon exercise the holder of the option must pay the full purchase price under the option in cash as well as the withholding taxes with respect to such exercise.

The Board of Directors is authorized to amend the option plan from time to time provided that such amendment may not adversely change the terms and conditions of an outstanding option without the optionee's consent; the number of shares subject to an option granted under the option plan, the purchase price therefor, the date of grant and the termination provisions relating to an option cannot be amended more than once every six months, with certain exceptions.

Options awarded under the option plan are not transferable other than by will or the laws of descent and distribution except pursuant to a domestic relations order. During the life of the optionee, options under the option plan are exercisable only by him or her.

If an optionee ceases to be a director of the Company other than by reason of disability, retirement or death, outstanding options can be exercised only to the extent that they were exercisable on the date of termination and expire on the earlier of three months from the date of termination or the expiration of the exercise period. If an optionee ceases to be a director by reason of disability or retirement, each option continues to be exercisable in accordance with its terms. If an optionee dies following termination as a director by reason of disability or retirement, the option continues to be exercisable until the earlier of one year following death or expiration of the exercise period. If the optionee ceases to be a director as a result of death after the expiration of the waiting period, the option becomes immediately vested and exercisable at any time within one year of the optionee's death but in no event after the expiration of the exercise period.

The Company believes that under the present law, the following are the federal tax consequences generally arising with respect to option grants under the option plan. The grant of an option will create no tax consequences for an optionee or the Company. Upon exercising an option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. The Company will be entitled to a deduction for the same amount. The treatment of an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held. Any gain or loss on a later disposition of shares acquired through the exercise of an option will constitute capital gain or loss to the optionee equivalent to the difference between the share proceeds and the aforementioned fair market value. The applicable holding period to determine whether such gain is long- or short-term is measured from the date of the option exercise. There will be no tax consequences to the Company in connection with a disposition of shares acquired under an option.

In the event of any change in the number of issued shares of Common Stock, such as stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares of Common Stock, the total number of shares reserved for issuance under the option plan will be appropriately adjusted and the number of shares covered by each outstanding option and the purchase price per share will be appropriately adjusted. The option plan will be administered by the Company's Office of Corporate Secretary.

On March 27, 1996 the average between the highest and lowest sale prices per share of pre-stock split Common Stock on the New York Stock Exchange Composite Transaction Tape was $xx.xx.

To be adopted, the option plan must be approved by the holders of a majority of all shares of Common Stock, Class B Stock and Series B Convertible Preferred Stock outstanding on March 27, 1996.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PLAN.

PROPOSAL 5--SHAREHOLDER APPROVAL OF THE RESTRICTED STOCK PLAN FOR DIRECTORS

As noted above, at its meeting held on February 5, 1996 the Board of Directors amended the Restricted Stock Plan For Directors to increase the portion of fees for service on the Board payable in the form of shares of Common Stock to $25,000, in addition to making a technical amendment with respect to fractions of shares. At its meeting on April 1, 1996 the Board adopted the 1996 Amended and Restated Restricted Stock Plan For Directors (restated restricted plan) which incorporated the amendment adopted at the February 5, 1996 meeting and made additional amendments, primarily for the purpose of insuring that the restated restricted plan complies with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The amendments are effective May 16, 1996. The restated restricted plan was originally adopted by the Board in 1988 but has not previously been approved by shareholders. The Board has determined that it would be desirable to seek shareholder approval of the restated restricted plan as amended to date.

The purpose of the restated restricted plan is to increase non-employee director ownership interest in the Company by providing compensation for service on the Board in the form of shares of Common Stock thus further aligning the interests of the members of the Board with those of the shareholders of the Company. A summary description of the restated restricted plan follows. This description is qualified in its entirety by reference to the full text of the restated restricted plan which is attached to this proxy statement as Exhibit B.

Eligible participants under the restated restricted plan are members of the Board who are not full time employees of the Company or any of its subsidiaries (participants). The restated restricted plan provides for issuance of shares of Common Stock at the annual rate of $25,000 automatically in payment of a portion of the fees for services on the Board (automatic shares) and issuance of additional shares of stock at the election of the participant with respect to 100 percent of their annual cash fees for services on the Board (elective shares). The number of shares issuable are determined by dividing the dollar amount to be distributed in the form of shares by the fair market value of a share of the Common Stock on the date the fee is payable. For this purpose fair market value means the closing price of the Common Stock in consolidated trading on the last trading day preceding the relevant payment date as reported in the Wall Street Journal.

Automatic shares are subject to restrictions and the elective shares are subject to the same restrictions provided that the participant elects to make such elective shares subject to restrictions (restricted shares). The election to receive elective shares and to make them restricted must be made prior to the calendar year the fees for which are to be paid in shares. Shares that are restricted may not be sold, hypothecated or transferred until the restrictions lapse. Restrictions lapse upon (a) death, (b) disability, (c) retirement in accordance with the policy on retirement of non-employee directors, (d) termination of service with the consent of a majority of the members of the Board, other than the participant, or (d) a change in control, as defined. If a participant ceases to be a director for any other reason, the restricted shares are forfeited and revert to the Company. The certificates representing restricted shares are held by the Company until lapse of restrictions but the participant is entitled to all voting, dividend and distribution rights for such shares.

Whenever shares are to be issued under the restated restricted plan, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy withholding tax requirements prior to the issuance or delivery of any certificate for shares.

On March 27, 1996 the closing price per share of the stock on the New York Stock Exchange Composite Transaction Tape was $xx.xx.

To be approved, the restated restricted plan must be approved by a majority of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE RESTRICTED STOCK PLAN.

PROPOSAL 6--SHAREHOLDER PROPOSAL ON MACBRIDE PRINCIPLES

The New York City Police Pension Fund and the New York City Fire Department Pension Fund, Municipal Building, 1 Centre Street, New York, New York 10007, which state that they own an aggregate of 97,488 shares of Common Stock of the Company, have indicated that they will cause a resolution to be introduced from the floor. Co-sponsoring the resolution, and stating that they own an aggregate of more than 982,966 additional shares, are the New York State Common Retirement Fund, the Minnesota State Board of Investment, the Sinsinawa Dominicans, Inc., the Sisters of the Cross and Passion, the Sisters of Charity of the Incarnate Word, and Christian Brothers Investment Services, Inc. The addresses of these co-sponsors are available from the Secretary of the Company and the SEC upon receipt of any written or oral request. The text of the resolution and the supporting statement submitted by the co-sponsors is as follows:

WHEREAS, Xerox Corporation operates a wholly-owned subsidiary in Northern Ireland, Rank Xerox (UK) Ltd.;

WHEREAS, the ongoing peace process in Northern Ireland encourages us to search for non-violent means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as being one of the major causes of the conflict in that country;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

1. Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

3. The banning of provocative religious or political emblems from the workplace.

4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

5. Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED, Shareholders request the Board of Directors to:

1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.


                              SUPPORTING STATEMENT

--We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

--Continued discrimination and worsening employment opportunities have been cited as contributing to support for a violent solution to Northern Ireland's problems.

--Implementation of the MacBride Principles by Xerox will demonstrate its concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

BOARD OF DIRECTORS RECOMMENDATION

Xerox Corporation's policy and practice worldwide are to provide equal opportunity employment in all locations without regard to race, color, religious belief, sex, age, national origin, citizenship status, marital status, sexual orientation or disability.

Northern Ireland is no exception. Through its established equal employment opportunity program, the Northern Ireland operation essentially complies with the practices outlined in the MacBride Principles. The Company is an equal opportunity employer in all job advertisements, and hiring procedures are based on the experience and qualifications needed to satisfy individual job requirements. Equal opportunity is observed for all employees in training, advancement, layoff and recall procedures. The display of potentially offensive or intimidating religious or political emblems at the Company's facilities is not permitted. The Company provides security for all employees at work.

Your Board of Directors believes that adoption of this proposal is not in the best interest of shareholders. The Company has already taken the steps necessary to provide equal employment opportunity in Northern Ireland, regardless of religious affiliation. The Company adheres to both the letter and the spirit of the "Fair Employment (Northern Ireland) Act of 1989" as well as the "Code of Practice" promulgated by the Act. The Company is also registered with the Fair Employment Commission.

In summary, we do not believe that the proposition is warranted, and its adoption could adversely impact the Company's business in the United Kingdom.

To be adopted, the proposal must be approved by a majority of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any other matter for action at this meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

In addition to the solicitation of proxies by mail, certain employees of the Company, without extra remuneration, may solicit proxies. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such person for the cost of forwarding the material. The Company has engaged D.F. King & Co., Inc. to handle the distribution of soliciting material to, and the collection of proxies from, such entities and will pay D.F. King & Co. a fee of $21,000 plus reimbursement of out-of-pocket expenses. The cost of all proxy solicitation will be borne by the Company.

As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept confidential by the Company. Such documents are available for examination only by the inspectors of election and certain employees of the Company and the Company's transfer agent who are associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

Copies of the 1995 annual report of the Company have been mailed to shareholders. Additional copies and additional information, including the annual report (Form 10-K) filed with the SEC and the consolidated statistical data contained in the EEO-1 annual report to the U.S. Equal Employment Opportunity Commission are available without charge from Investor Relations, Xerox Corporation, P.O. Box 1600, Stamford, Connecticut 06904.

SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

In order for shareholder proposals to be included in the proxy statement and form of proxy for the 1997 Annual Meeting of Shareholders, such proposals must be received by the Company at its offices at P.O. Box 1600, Stamford, Connecticut 06904, Attention: Secretary--no later than December 5, 1996.

By Order of the Board of Directors,


/s/ Eunice M. Filter
Eunice M. Filter
Secretary

April 4, 1996

                                                                       EXHIBIT A

                               XEROX CORPORATION
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                         ARTICLE I--PURPOSE OF THE PLAN

  The purpose of the Xerox Corporation 1996 Non-Employee Director Stock Option Plan ("Plan") is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to align such interests with those of the shareholders of the Company and to provide a further incentive to serve as a director of the Company.

                            ARTICLE II--DEFINITIONS

  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

  2.1 "1996 Annual Meeting" means the annual meeting of shareholders of the Company scheduled to be held on May 16, 1996, or any adjournment thereof.

  2.2 "Award Summary" means the award summary delivered by the Administrator to each Non-Employee Director upon grant of an Option under the Plan.

  2.3 "Board" means the Board of Directors of Xerox Corporation.

  2.4 "Change in Control" shall be deemed to have occurred if (A) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in this Section) whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

  2.5 "Company" means Xerox Corporation.

  2.6 "Exercise Period" means the date which is ten years after the Option Grant Date of such Option.

  2.7 "Fair Market Value" means, with respect to any date, the average between the highest and lowest sale prices per Share on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there should be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed equal to the average between the highest and lowest sale prices per Share on such Composite Tape for the last preceding date on which sales of Shares were reported.

  2.8 "Option" means an option to purchase Shares awarded under Article VIII which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

  2.9 "Option Grant Date" means the date upon which an Option is granted to a Non-Employee Director except that for purposes of the Option granted as of the 1996 Annual Meeting, the Option Grant Date shall be on the effective date of the Stock Split.

  2.10 "Optionee" means a Non-Employee Director of the Company to whom an Option has been granted.

  2.11 "Non-Employee Director" means a director of the Company who is neither an employee of the Company nor any subsidiary of the Company.

  2.12 "Plan" means the Xerox Corporation 1996 Non-Employee Director Stock Option Plan, as amended and restated from time to time.

  2.13 "Shares" means shares of the Common Stock, par value $1.00 per share, of the Company after giving effect to the three for one stock split declared by the Board of Directors on January 23, 1996 subject to shareholder approval of an increase in the number of authorized shares of stock at the 1996 Annual Meeting (the "Stock Split").

                    ARTICLE III--ADMINISTRATION OF THE PLAN

  3.1 ADMINISTRATOR OF PLAN. The Plan shall be administered by the Office of Corporate Secretary ("Administrator").

  3.2 AUTHORITY OF THE ADMINISTRATOR. Except as otherwise provided herein, the Administrator shall have full power and authority to (i) interpret and construe the Plan and to adopt such rules and regulations it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons to carry out his or her responsibilities, subject to such limitations, restrictions and conditions as he or she may prescribe, such determinations to be made in accordance with the Administrator's best business judgment as to the best interests of the Company and its shareholders and in accordance with the purposes of the Plan subject to applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). The Administrator may delegate administrative duties under the Plan to one or more agents as he or she shall deem necessary or advisable.

                       ARTICLE IV--AWARDS UNDER THE PLAN

  Awards in the form of Options shall be granted to Non-Employee Directors in accordance with Article VIII. Each Option granted under the Plan shall be evidenced by an Award Summary.

                             ARTICLE V--ELIGIBILITY

  Non-Employee Directors of the Company shall be eligible to participate in the Plan in accordance with Article VIII.

                     ARTICLE VI--SHARES SUBJECT TO THE PLAN

  Subject to adjustment as provided in Article XI, the aggregate number of Shares which may be issued upon the exercise of Options shall not exceed 1,000,000 Shares. To the extent an outstanding Option expires or terminates unexercised or is canceled or forfeited, the Shares subject to the expired, unexercised, canceled or forfeited portion of such Option shall again be available for grants of Options under the Plan.

                  ARTICLE VII--NON-TRANSFERABILITY OF OPTIONS

  All Options under the Plan will be nontransferable and shall not be assignable, alienable, salable or otherwise transferable by the Optionee other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Administrator. During the life of the Optionee, Options under the Plan shall be exercisable only by him or her.

  If so permitted by the Administrator, an Optionee may designate a beneficiary or beneficiaries to exercise the rights of the Optionee under this Plan upon the death of the Optionee. However, any contrary requirement of Rule 16b-3 under the 1934 Act or any successor rule shall prevail over the provisions of this section.

                             ARTICLE VIII--OPTIONS

  Each Non-Employee Director shall be granted Options, subject to the following terms and conditions:

  8.1 TIME OF GRANT. On the date of the 1996 Annual Meeting of shareholders of the Company and, thereafter, on the date of each annual meeting of shareholders of the Company, each person who is a Non-Employee Director immediately after such meeting of shareholders shall be granted an Option to purchase 2,500 Shares. Any person elected to the Board subsequent to the 1996 Annual Meeting at a time other than at any other annual meeting of shareholders who becomes a Non-Employee Director, upon the date of such election, shall be granted an Option to purchase a number of Shares determined by multiplying the number set forth in the preceding sentence by a fraction, the numerator of which shall be the number of days between the date of such election and the date which is the first anniversary of the date of the last preceding annual meeting of shareholders and the denominator of which shall be 365.

  8.2 PURCHASE PRICE. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date.

  8.3 OPTION WAITING PERIOD AND EXERCISE DATES. The Shares subject to an Option may be purchased commencing on the January 1 next following the annual meeting of shareholders (the "Waiting Period") as follows:

  33% of such Shares commencing at the end of the Waiting Period;

  33% of such Shares commencing on the first day of the second year following the Waiting Period; and

  34% of such Shares commencing on the first day of the third year following the Waiting Period.

  Subject to Article IX, an Option may be exercised until the end of the Exercise Period. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

  To the extent that an Option is not exercised when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable until the expiration of the Exercise Period. Partial exercise will be permitted from time to time within the percentage limitation described above provided that no partial exercise may be for less than twenty Shares.

  Upon the occurrence of a Change in Control, the Waiting Period shall terminate and all outstanding Options shall become immediately fully exercisable pursuant to the other terms and conditions of the Option until the expiration of the Exercise Period.

  8.4 METHOD OF EXERCISING OPTION. The Options may be exercised from time to time by written notice to the Company, which shall state the election to exercise the Options and the number of shares with respect to which the Options are being exercised, and shall be signed by the person exercising the Options. Such notice must be accompanied by a check payable to the Company in payment of the full purchase price. After receipt of such notice, the Company will advise the person exercising the option of the amount of withholding tax which must be paid under U.S. Federal, and where applicable, U.S., state and local law resulting from such exercise. Upon receipt of payment of the purchase price and the withholding tax the Company shall, without transfer or issue tax to the person exercising the Options, issue a certificate or certificates for the number of shares covered by such notice of exercise.

                    ARTICLE IX--TERMINATION OF DIRECTORSHIP

  9.1 TERMINATION OF SERVICE. If an Optionee ceases to be a director of the Company other than by reason of disability, retirement from service on the Board, or death, each Option held by such Optionee may thereafter be exercised by such Optionee (or such Optionee's executor, administrator, guardian, legal representative, beneficiary or similar person) solely to the extent that they were exercisable on the date of such termination and shall expire on the earlier of: (i) three months from the date of such termination or (ii) expiration of the Exercise Period. Options which are not exercisable on the date the Optionee ceases to be a director of the Company shall terminate.

  9.2 DISABILITY, RETIREMENT OR DEATH. If an Optionee ceases to be a director of the Company by reason of disability or retirement from service on the Board, each Option held by such Optionee may thereafter be exercised by such Optionee in accordance with the provisions of Article VIII. If the Optionee dies following termination of service from the Board by reason of retirement or disability, outstanding Options shall be exercisable to the extent that they were exercisable on the date of death by such Optionee's executor, administrator, guardian, legal representative, beneficiary or similar person and shall expire on the earlier of: one year following the date of death or expiration of the Exercise Period. If the Optionee ceases to be a director as a result of death after the expiration of the Waiting Period for an Option award, such Option shall be immediately vested and exercisable by the Optionee's legal representative at any time within one year of the Optionee's death but in no event after the expiration of the Exercise Period. Options which are not exercisable on the date the Optionee ceases to be a director of the Company in accordance with the foregoing shall terminate.

                      ARTICLE X--AMENDMENT AND TERMINATION

  The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent and, subject to Article XI, the number of Shares subject to an Option granted under Article VIII, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option, shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

                       ARTICLE XI--ADJUSTMENT PROVISIONS

  11.1 If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed, provided, however, the Stock Split shall be disregarded for this purpose.

  11.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Administrator shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve their rights under the Plan.

  11.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Non-Employee Director who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

                          ARTICLE XII--EFFECTIVE DATE

  The Plan shall be submitted to the shareholders of the Company for adoption in accordance with the provisions of Section 505 of the Business Corporation Law of the State of New York and, if adopted by a majority of all outstanding shares entitled to vote thereon at the 1996 annual meeting of shareholders, shall become effective as of the date of adoption by shareholders.

                     ARTICLE XIII--MISCELLANEOUS PROVISIONS

  13.1 GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

  13.2 SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and permitted assigns of a Non-Employee Director, including, without limitation, the estate of such Non-Employee Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Non-Employee Director's creditors.

  13.3 GENERAL RESTRICTION. Each Option shall be subject to the requirement that, if at any time the Administrator shall determine, in its sole discretion, that the listing, registration or qualification of any Option under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Options or the grant or settlement thereof, such Option may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

  13.4 FUTURE RIGHTS. No Non-Employee Director shall have any claim or rights to be granted an Option under the Plan, and no Non-Employee Director shall have any rights by reason of the grant of any Options under the Plan to continue as a Director for any period of time, or at any particular rate of compensation.

  13.5 RIGHTS AS A SHAREHOLDER. A Non-Employee Director shall have no rights as a shareholder with respect to shares covered by Options granted hereunder until the date of issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

  13.6 FRACTIONS OF SHARES. The Company shall not be required to issue fractions of shares. Whenever under the terms of the Plan a fractional share would be required to be issued the Optionee shall be paid in cash for such fractional share based upon Fair Market Value at the time of exercise of the Option.

                                                                       EXHIBIT B

                               XEROX CORPORATION
                      RESTRICTED STOCK PLAN FOR DIRECTORS
                         1996 AMENDMENT AND RESTATEMENT

  1. NAME OF PLAN. This plan shall be known as the "Xerox Corporation
     ------------
Restricted Stock Plan For Directors" and is hereinafter referred to as the "Plan".

  2. EFFECTIVE DATE AND TERM. The Plan was originally effective as of January
     -----------------------
1, 1988. This amendment and restatement is effective July 1, 1996. The Plan shall remain in effect until amended or terminated by action of the Board of Directors (the "Board") of Xerox Corporation, a New York corporation (the "Company").

  3. ELIGIBLE PARTICIPANTS. Each member of the Board from time to time who is
     ---------------------
not a full time employee of the Company or any of its subsidiaries shall be eligible participants in the Plan ( the "Participants").

  4. Automatic Receipt of Restricted Shares. In accordance with Section 14 of
     --------------------------------------
Article II of the By-Laws of the Company, until further action by the Board commencing with the calendar quarter beginning on July 1, 1996 in addition to any cash compensation established by the Board of Directors, each Participant shall be paid annual fees at the rate of $25,000 for service on the Board payable in shares of Common Stock, par value $1 per share, of the Company (the "Common Stock") subject to the restrictions set forth in Section 6 hereof. Such fee shall be payable in equal quarterly installments on the first day of the month next following the end of each calendar quarter for services on the Board and any Committee(s) thereof in such calendar quarter. The number of shares of Common Stock to be issued to each Participant on each payment date shall be determined by dividing such quarterly installment by the Fair Market Value of such shares as hereinafter defined. The Board shall have the authority to change the amount of annual fees for service on the Board payable in shares of Common Stock under this Section 4 not more frequently than annually.

  5. ELECTION TO RECEIVE ADDITIONAL RESTRICTED SHARES. Each Participant shall
     ------------------------------------------------
have the right to elect, on forms provided by the Company, to receive up to one hundred percent of their annual fee for services on the Board which would otherwise be payable in cash (other than fees which have been deferred under the Company's 1981 Deferred Compensation Plan For Directors), in the form of shares of Common Stock. Any part of the fee elected to be paid in shares shall be payable in equal quarterly installments on the first day of the month next following the end of each calendar quarter for services on the Board in such calendar quarter. The number of shares to be issued at the time of payment shall be determined by dividing the amount elected to be taken in the form of shares by the Fair Market Value of such shares. Such election must be made prior to the calendar year the fees for which are to be paid in shares but not less than six months prior to the date any shares are to be distributed in accordance with such election. The shares receivable under this Section may be made subject to the restrictions set forth in Section 6 at the election of the Participant made at the same time the Participant elects to receive shares under this Section. Elections under this Section shall remain in effect from year to year until changed by the Participant. No change shall be effective until the next calendar year and no change shall be effective any earlier than six months after the date of making such election to change.

  6. RESTRICTIONS ON SHARES. The shares issued under Section 4, and those
     ----------------------
issued under Section 5 which are elected to be covered by this Section, shall be restricted and may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation) except that such restrictions shall lapse upon:

    (a) Death of the Participant;

    (b) Disability of the Participant preventing continued service on the Board;

    (c) Retirement of the Participant from service as a Director of the Company in accordance with the policy on retirement of non-employee Directors then in effect;

    (d) Termination of service as a Director with the consent of a majority of the members of the Board other than the Participant; or

    (e) A Change in Control as hereinafter defined.

  If a Participant ceases to be a Director of the Company for any other reason, the shares issued to such Director subject to this Section shall be forfeited and revert to the Company.

  The certificates for shares which are subject to this Section shall be held by the Company until lapse of restrictions as provided in this Section, provided, however, the Participant shall be entitled to all voting, dividend and distribution rights for such shares.

  Participants shall have the right to direct in writing, on forms provided by the Company, that upon lapse of restrictions in accordance with subsections
(a) through (e) above, the shares held by such Participant under the Plan shall be transferred and delivered by the Company to the individuals or entities as specified by the Participant in such form.

  7. FAIR MARKET VALUE. The term "Fair Market Value" shall mean the closing
     -----------------
price of the Common Stock in consolidated trading on the last trading day preceding the relevant payment date as reported in the Wall Street Journal.

  8. FRACTIONS OF SHARES. Whenever under the terms of the Plan a fractional
     -------------------
share would be required to be issued, the number of shares shall be rounded up to the next highest whole number of shares.

  9. CHANGE IN CONTROL. "Change in Control" shall be deemed to have occurred
     -----------------
if (A) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in this Section) whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

  10. WITHHOLDING TAXES. Whenever under the Plan shares are to be issued, the
      -----------------
Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the issuance or delivery of any certificate or certificates for such shares.

  11. GENERAL RESTRICTION. The issuance of shares or the delivery of
      -------------------
certificates for such shares to recipients hereunder shall be subject to the requirement that, if at any time the Chief Financial Officer of the Company shall reasonably determine, in his discretion, that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such issuance or delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Chief Financial Officer.

  12. AUTHORIZED OR TREASURY SHARES. Shares issuable under the Plan may be
      -----------------------------
authorized but unissued shares or may be treasury shares as shall be determined from time to time by the Chief Financial Officer of the Company.

  13. RULE 16B-3. It is the intention that the Plan and the operation thereof
      ----------
qualify for the exemption provisions contained in Rule 16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect from time to time or any successor rule ("Rule"). To the extent that the implementation or operation of any provision hereof does not comply with the requirements of the Rule as applicable to the Plan, such provision shall be inoperative or shall be interpreted, to the extent practicable, to apply in a manner not inconsistent with the requirements of the Rule.

                                                           Notce of
                                                Annual Meeting of Shareholders
                                                      and Proxy Statement
                                                              1996





                                [LOGO OF XEROX]






     Xerox Corporation
    800 Long Ridge Road                                 THE DOCUMENT COMPANY
      P.O. Box 1600                                           XEROX
Stamford, Connecticut 06904

                               PRELIMINARY COPY

                               XEROX CORPORATION
P
R                       ANNUAL MEETING OF SHAREHOLDERS
O                      10:00 A.M. THURSDAY, MAY 16, 1996
X               RITZ CARLTON BUCKHEAD, 3434 PEACHTREE ROAD, N.E.
Y                              ATLANTA, GEORGIA

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned appoints PAUL A. ALLAIRE, RALPH S. LARSEN, JOHN E. PEPPER and each of them (or, if more than one are present, a majority of those present), his proxies, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of the company which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof,
(a) in accordance with the following ballot, and (b) in accordance with their best judgment in connection with such other business as may come before the meeting.

                                                               -----------
                                                               SEE REVERSE
                                                                   SIDE
                                                               -----------

[X]  Please mark
     votes as in
     this example.


Unless marked otherwise, this proxy will be voted FOR the election of Directors, FOR election of Auditors, FOR approval of increase in authorized shares of Common Stock, FOR the 1996 Non-Employee Director Stock Option Plan, FOR approval of the Restricted Stock Plan For Directors, and AGAINST proposal 6.

1.  ELECTION OF DIRECTORS NOMINATED BY THE BOARD (Pages ___ to ___)

    Nominees:  Paul A. Allaire, B.R. Inman, Vernon E. Jordan Jr.,
    Yotaro Kobayashi, Hilmar Kopper, Ralph S. Larsen, John D. Macomber, George J. Mitchell, N.J. Nicholas, Jr., John E. Pepper, Martha R. Seger and Thomas C. Theobald.


                         FOR     [_]        WITHHELD   [_]
                         ALL                FROM ALL
                       NOMINEES             NOMINEES


    [_]______________________________________              MARK HERE  [_]
       For all nominees except as noted above             FOR ADDRESS
                                                           CHANGE AND
                                                           NOTE BELOW


2.  ELECTION OF INDEPENDENT AUDITORS (Page ___)

               FOR         AGAINST          ABSTAIN
               [_]           [_]              [_]

3.  APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK
    (Pages ___ to ___)

               FOR         AGAINST          ABSTAIN
               [_]           [_]              [_]


4.  APPROVAL OF 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
    (Pages ___ to ___)

               FOR         AGAINST          ABSTAIN
               [_]           [_]              [_]

5.  APPROVAL OF RESTRICTED STOCK PLAN FOR DIRECTORS
    (Pages ___ to ___)

               FOR         AGAINST          ABSTAIN
               [_]           [_]              [_]


------------------------------------------------------------
The Board of Directors recommends a vote AGAINST proposal 6.
------------------------------------------------------------


6.  MACBRIDE PRINCIPLES (Pages ___ to ___)

               FOR         AGAINST          ABSTAIN
               [_]           [_]              [_]


             PLEASE SIGN AS IMPRINTED HEREON AND RETURN PROMPTLY.



Signature:__________________________________________  Date:____________________


Signature:__________________________________________  Date:____________________

                               PRELIMINARY COPY

                              VOTING INSTRUCTION

                               XEROX CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS
                       10:00 A.M. THURSDAY, MAY 16, 1996
               RITZ CARLTON BUCKHEAD, 3434 PEACHTREE ROAD, N.E.
                               ATLANTA, GEORGIA

To State Street Bank & Trust Company, Trustee:

   As a participant in the Xerox Corporation Employee Stock Ownership Plan, I hereby instruct the Trustee to vote the shares of Stock allocated to my Stock Account and a proportion of the shares held in the Trust which have not yet been allocated as well as shares for which no instructions have been received (a) in accordance with the following direction and (b) to grant a proxy to the proxies nominated by the Board of Directors of the Company giving them discretion in connection with such other business as may come before the meeting.

                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------

[X]  Please mark
     votes as in
     this example.


Unless marked otherwise, this voting instruction will be voted FOR the election of Directors, FOR election of Auditors, FOR approval of increase in authorized shares of Common Stock, FOR the 1996 Non-Employee Director Stock Option Plan, FOR approval of the Restricted Stock Plan For Directors, and AGAINST proposal 6.

1.  ELECTION OF DIRECTORS NOMINATED BY THE BOARD (Pages ___ to ___)

    Nominees:  Paul A. Allaire, B.R. Inman, Vernon E. Jordan Jr.,
    Yotaro Kobayashi, Hilmar Kopper, Ralph S. Larsen, John D. Macomber, George J. Mitchell, N.J. Nicholas, Jr., John E. Pepper, Martha R. Seger and Thomas C. Theobald.

                         FOR     [_]        WITHHELD   [_]
                         ALL                FROM ALL
                       NOMINEES             NOMINEES


    [_]______________________________________              MARK HERE  [_]
       For all nominees except as noted above             FOR ADDRESS
                                                           CHANGE AND
                                                           NOTE BELOW


2.  ELECTION OF INDEPENDENT AUDITORS (Page ___)

               FOR         AGAINST          ABSTAIN
               [_]           [_]              [_]

3.  APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK
    (Pages ___ to ___)

               FOR         AGAINST          ABSTAIN
               [_]           [_]              [_]


4.  APPROVAL OF 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
    (Pages ___ to ___)

               FOR         AGAINST          ABSTAIN
               [_]           [_]              [_]

5.  APPROVAL OF RESTRICTED STOCK PLAN FOR DIRECTORS
    (Pages ___ to ___)

               FOR         AGAINST          ABSTAIN
               [_]           [_]              [_]


------------------------------------------------------------
The Board of Directors recommends a vote AGAINST proposal 6.
------------------------------------------------------------


6.  MACBRIDE PRINCIPLES (Pages ___ to ___)

               FOR         AGAINST          ABSTAIN
               [_]           [_]              [_]


             PLEASE SIGN AS IMPRINTED HEREON AND RETURN PROMPTLY.



Signature:__________________________________________  Date:____________________


Signature:__________________________________________  Date:____________________